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                                                                    EXHIBIT 10.5

                          TECHNICAL ADVISORY AGREEMENT

     THIS TECHNICAL ADVISORY AGREEMENT (this "Agreement") is entered into by and between Empi Corp., a Minnesota corporation (the "Company") and Joseph E. Laptewicz, Jr. (the "Technical Advisor"), effective as of January 1, 2003 (the "Effective Date").

                                    RECITALS

     A. The Company desires to engage the Technical Advisor to assist the Company on the terms and conditions set forth herein;

     B. The Company believes that it is in its best interest to engage the Technical Advisor; and

     C. The Technical Advisor desires to be engaged by the Company in the capacity and on the terms and conditions described herein.

                                    AGREEMENT

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Scope of Engagement.

          a. The Company agrees to retain the Technical Advisor for the period set forth in Section 1(b) and the Technical Advisor accepts this engagement to perform the services set forth in Section 2(a) on the terms and conditions set forth herein.

          b. The term of this Agreement (the "Term") shall be for the period beginning on the Effective Date and ending on December 31, 2004 unless earlier terminated as provided in Section 4.

     2. Duties.

          a. The Technical Advisor shall serve as a technical advisor to the Company with the responsibilities, duties and authority set forth below and additional responsibilities, duties and authority as may from time to time be assigned to the Technical Advisor by the CEO. During the Term, the Technical Advisor's duties shall include the following:

               (i) Provide technical support in the development of projects undertaken by the Company.

               (ii) Provide industry expertise with respect to regulatory positioning of the Company's products.

               (iii) Serve as advisor and mentor to the CEO with respect to operational and integration issues.

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               (iv) Review new products and technologies developed or purchased by the Company.

               (v) Evaluate products and technologies developed or owned by target companies.

               (vi) Attend at least one strategy session with TC Group, L.L.C., a Delaware limited liability company (the "Carlyle Group").

          b. During the Term, it is expected that the Technical Advisor shall be accessible as needed to advise the Company and perform the duties set forth in Section 2(a).

          c. The Technical Advisor acknowledges and agrees that the Technical Advisor has a duty to act in the best interests of the Company. The Technical Advisor agrees not to commit any act that would injure the business, interests or reputation of the Company or any of the Company's subsidiaries, affiliates or owners.

     3. Compensation. As compensation for the Technical Advisor's services, the Technical Advisor shall receive the following amounts:

          a. Advisory Fee. Subject to Section 5, The Company shall pay the Technical Advisor an advisory fee equal to $45,000 per year (the "Advisory Fee") in 12 monthly installments for the performance of the duties set forth in Section 2(a). The Technical Advisor acknowledges and agrees that the monthly installments are subject to withholding.

          b. Benefits. The Technical Advisor shall be entitled to participate in the Company's group health plan, group dental plan and 401(k) plan to the extent that the Technical Advisor is eligible to receive benefits under such plans.

          c. Expenses. The Company shall reimburse the Technical Advisor for all reasonable expenses incurred during the Term for travel, lodging, entertainment, and other business expenses incurred in connection with the performance of the duties set forth in Section 2.

     4. Termination. The Technical Advisor's engagement with the Company shall' terminate upon the first to occur of the following events:

          a. automatically upon the death or retirement of the Technical
     Advisor;

          b. automatically upon the occurrence of any of the following events:
     (i) consummation of a merger or acquisition in which the Company is not the surviving entity; (ii) consummation of a sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) the Carlyle Group or any affiliate of the Carlyle Group (collectively, "Carlyle") cease to hold 50% of the shares of common stock of the Company; or (iv) an underwritten public offering of shares of common stock of the

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     Company pursuant to an effective registration statement under the
     Securities Act of 1933, as amended.

     5. Effect of Termination. The sole liability of the Company under this Agreement upon termination of the Technical Advisor's engagement shall be to (a) reimburse the Technical Advisor pursuant to Section 3(c) for reasonable expenses incurred by the Technical Advisor during the Term, and (b) pay any accrued but unpaid portion of the Advisory Fee (appropriately pro-rated to the date of termination) and (c) make the Technical Advisor eligible to continue the medical and/or dental coverage for up to 18 months pursuant to the COBRA regulations and to comply with any other obligations under this Agreement which expressly survive termination of the Technical Advisor's engagement or pursuant to any other written agreements between the Technical Advisor and the Company. The Technical Advisor acknowledges and agrees that the Company is not obligated to provide any severance payment to the Technical Advisor upon termination of this Agreement, and that the Company is not obligated to pay the Technical Advisor for any accrued, but unused vacation or sick leave upon termination of the Technical Advisor's engagement unless required by state law.

     6. Nondisclosure.

          a. Except as required in the faithful performance of the Technical Advisor's duties hereunder or pursuant to Section 6(c) below or as expressly authorized by the Company in writing, the Technical Advisor shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information or trade secrets of or relating to the Company or Carlyle, including, without limitation, information with respect to the Company's or Carlyle's business operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to the Technical Advisor or other terms of engagement, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any confidential or proprietary information or trade secrets. The parties hereby stipulate and agree that as between them the foregoing matters are important and material, and that the disclosure of confidential or proprietary information or trade secrets will affect the successful conduct of the businesses of the Company and/or Carlyle (and any successors or assignees of the Company or Carlyle). Information that (i) is generally known by the public, other than as a result of the Technical Advisor's acts or failure to act; or (ii) the Technical Advisor is legally required to disclose, is not subject to the restrictions of this Section 6(a).

          b. Upon termination of the Technical Advisor's engagement for any reason, the Technical Advisor will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, budgets or board books or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or Carlyle and shall promptly destroy, purge or delete any confidential or proprietary information or trade secrets which may have been recorded or otherwise placed in any computer memory

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     or storage device or incorporated in any documents or material which cannot practicably be returned to the Company.

          c. The Technical Advisor may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, and shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and shall assist the Company's counsel in resisting or otherwise responding to the subpoena or other legal process. The Technical Advisor shall use his best efforts to lawfully avoid or limit disclosure of information requested pursuant to such subpoena or other legal process.

          d. For purposes of this Section 6, the term "the Company" shall include the Company and each of its affiliates.

     7. No Competition.

          a. Except as otherwise permitted herein, the Technical Advisor shall not:

               (i) at any time during the Term or during the two year period following the expiration of the Term, without the prior written consent of the Company, which consent may be granted or withheld by the Company in its sole discretion, directly or indirectly engage in, consult with, have any equity interest in, or manage or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant, technical advisor or otherwise) that engages in any business which competes with any business of the Company anywhere in the world (as conducted during the Term), provided, however, that the Technical Advisor shall be permitted to acquire a stock or membership interest in such an entity provided the entity is publicly traded and the acquired interest is not more than two percent (2%)'6f the outstanding shares or membership interests of the entity; or

               (ii) at any time during the Term or during the two year period following the expiration of the Term, without the prior written consent of the Company, solicit or accept if offered to him, with or without solicitation, on his own behalf or on behalf of any other person, the services of any person who is an employee of the Company, nor solicit or hire any of the Company's employees or encourage any of the Company's employees to terminate employment with the Company.

          b. In the event the terms of this Section 7 shall be determined by any court of competent jurisdiction to be unenforceable because the provision extends for too great a period of time, over too great a geographical area, or for any other reason, the provision shall be interpreted to extend only over the maximum period of time for which it may be

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     enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by the court interpreting this Agreement.

          c. For purposes of this Section 7, the term "the Company" shall include the Company and each of its affiliates.

     8. Injunctive Relief; Survival.

          a. The Technical Advisor recognizes and acknowledges that a breach of the covenants contained in Section 6 and Section 7 will cause irreparable damage to the Company and Carlyle and their goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any breach will be inadequate. Accordingly, the Technical Advisor agrees that in the event of a breach of any of the covenants contained in Section 6 and Section 7, in addition to any other remedy which may be available at law or in equity, the Company and Carlyle shall be entitled to specific performance and injunctive relief.

          b. The rights and obligations of the parties arising under Section 6 and Section 7, of this Agreement shall survive and will not be impaired by the termination of the Technical Advisor's engagement with the Company.

     9. Indemnification.

          The Company agrees to indemnify the Technical Advisor for the costs of defense actually and reasonably incurred by the Technical Advisor in connection with any civil or criminal action, suit or proceeding brought against the Technical Advisor, and any judgment rendered against the Technical Advisor with respect to any action, suit or proceeding as a result of a decision made, or action taken within the scope of this Agreement, provided that, in the Company's view, the Technical Advisor acted in good faith and in the Company's best interests. The Company shall not indemnify the Technical Advisor for any costs of defense incurred by the Technical Advisor as a result of any acts or omissions that the Company determines constitute fraud, intentional misconduct, or gross negligence. The Company and the Technical Advisor agree that the Company shall be entitled to select counsel to represent the Technical Advisor with respect to any action, suit or proceeding referenced in this Section 9.

     10. Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the Company, the Technical Advisor and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

     11. Complete Agreement. This Agreement constitutes the complete agreement and understanding concerning the technical advisory arrangement between the parties and shall supersede all other agreements, understandings or commitments between the parties as to the technical advisory arrangement.

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     12. Prior Employment Agreement. The Technical Advisor acknowledges and agrees that the Employment Agreement dated as of November 19, 1999, by and between the Company and the Technical Advisor (the "Employment Agreement") will expire by its terms on December 31, 2002. The Technical Advisor further acknowledges and agrees that the Company or Carlyle will not be obligated to provide any severance benefit to the Technical Advisor upon the expiration of the Employment Agreement and that the Company will not be obligated to pay the Technical Advisor for any accrued, but unused vacation or sick leave unless required by state law.

     13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

     14. Notice. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given when provided by facsimile, delivered by hand, or deposited in the mail, registered or certified, postage prepaid, and addressed to the party entitled to receive notice at the following address (or any address the parties may subsequently designate in writing in accordance herewith):

           The Company:

           Empi Corp.
           599 Cardigan Road
           St. Paul, MN 55126
           Attn:  Secretary
           Phone: (651) 415-9000
           Fax:   (651) 415-7497

           with a copy to:

           The Carlyle Group
           520 Madison Avenue, 41st Floor
           New York, NY 10022
           Attn:  Walter Jin
           Phone: (212) 381-4900
           Fax:   (212) 381-4901

           with a copy to:

           Latham & Watkins
           555 11th Street, N.W.
           Suite 1000
           Washington, D.C. 20004
           Attention:  David S. Dantzic, Esq.
           Phone: (202) 637-2200
           Fax:   (202) 637-2201

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          The Technical Advisor
          Joseph E. Laptewicz, Jr.
          119 Trent Lane
          Chocowinity, NC 27817

          with a copy to:

          ______________________________

          ______________________________

          ______________________________


     15. Waiver. No party shall be deemed to have waived any right, power or privilege under this Agreement unless the waiver shall have been duly executed in writing and acknowledged by the party to be charged with the waiver. The failure of any party at any time to insist upon performance of any of the provisions of this Agreement shall in no way be construed to be a waiver of any provision of this Agreement, nor in any way to affect the validity of this Agreement or any part hereof. No waiver of any breach of this Agreement shall be held to be a waiver of any subsequent breach.

     16. Choice of Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Minnesota without regard to its conflict of laws principles.

     17. Assignment. The Company may assign its rights and obligations under this Agreement. The Technical Advisor may not assign this Agreement. This Agreement is binding on the Technical Advisor, the Company and the Company's successors and assigns whether by assignment, by operation of law or otherwise.

     18. Amendment. This Agreement may not be amended or modified at any time except by a written instrument executed by the Company and the Technical Advisor.

     19. Construction. This Agreement shall be deemed drafted equally by the parties. The language contained in this Agreement shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) "and" and "or" are each used both conjunctively and disjunctively;
(c) "any," "all," "each," or "every" means "any and all," and "each and every";
(d) "includes" and "including" are each "without limitation"(e) "herein," "hereof," "hereunder" and other similar compounds of the word "here" refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

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     20. Enforcement. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the Term
(a) the provision shall be fully severable; (b) this Agreement shall be construed and enforced as if the illegal, invalid or unenforceable provision had never comprised a portion of this Agreement, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of the illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to the illegal, invalid or unenforceable provision as possible and be legal, valid and enforceable.

                           (Signature Page to Follow)

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE COMPANY:

                                     EMPI CORP.

                                     By:   _____________________________________
                                     Name:
                                     Title:

THE TECHNICAL ADVISOR:  JOSEPH E. LAPTEWICZ, JR.

                                     By:   _____________________________________
                                     Name: Joseph E. Laptewicz, Jr.


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